EXHIBIT 1


PROXY                                                                      PROXY


                             PLM INTERNATIONAL, INC.
                   ONE MARKET, STEUART STREET TOWER, SUITE 800
                      SAN FRANCISCO, CALIFORNIA 94105-1301

                SPECIAL MEETING OF STOCKHOLDERS  MARCH 15, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned  hereby  constitutes and appoints Stephen M. Bess and Susan
C. Santo, and each of them, true and lawful agents and proxies to the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the special meeting of stockholders of PLM International, Inc., to be held on March 15, 2001, and at any and all adjournments and postponements thereof.

     This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO VOTE IS SPECIFIED, HOWEVER, THIS PROXY WILL BE VOTED "FOR" THE MERGER PROPOSAL. This proxy grants discretionary authority to vote in accordance with the best judgement of the named proxies on other matters that may properly come before the special meeting.

     Please mark this proxy card, fill in the date, sign on the reverse side and return promptly in the enclosed envelope. No postage is necessary if mailed in the United States.

(CONTINUED, AND TO BE SIGNED, ON THE REVERSE SIDE)

[x] Please mark your votes
as in this example

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE MERGER PROPOSAL:


To authorize the proposed merger of MILPI Acquisition Corp. with and into PLM International, Inc. pursuant to the Agreement and Plan of Merger, dated as of December 22, 2000, by and among MILPI Acquisition Corp. and PLM International, Inc.


FOR                        AGAINST                             ABSTAIN





Signature(s)  _________________________________          Dated ___________, 2001

Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority should sign. If a corporation, the signature should be that of an authorized person who should also state his/her title.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.